23.1 Consent of Demetrius & Company, L.L.C., Independent Auditor



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated January 10, 2005, with respect to the audit of the financial statements of Medivisor, Inc. We also consent to the reference of our firm under the "Experts" and "Summary Financial Information" in the prospectus.

/s/ Demetrius & Company, L.L.C.

Wayne, New Jersey
January 14, 2005